CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 10, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to the Shareholders of the Pitcairn Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
February 26, 2003